Exhibit 5



Haskell Slaughter & Young, L.L.C.
1200 AmSouth/Harbert Plaza
1901 Sixth Avenue North
Birmingham, Alabama  35203



December 17, 1996



HEALTHSOUTH Corporation
Two Perimeter Park South
Birmingham, Alabama 35243


         Re:                  Registration Statement on Form S-8 --
                                   ReadiCare, Inc. 1991 Stock
                        Option Plan and ReadiCare, Inc. Stock Option Plan
                                   for Non-Employee Directors

Gentlemen:

         We have served as counsel for HEALTHSOUTH Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 185,351 shares (the "Shares") of the Company's authorized Common Stock, par value $.01 per share, to be issued to participants of the ReadiCare, Inc. 1991 Stock Option Plan and the ReadiCare, Inc. Stock Option Plan for Non-Employee Directors (the "Plans"), pursuant to the Company's Registration Statement on Form S-8 relating thereto (the "Registration Statement"). This opinion is furnished to you pursuant to the requirements of Form S-8.

         In connection with this opinion, we have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the Shares as we have deemed necessary and appropriate.

         Based  upon  the   foregoing,   and   having   regard  for  such  legal
considerations we have deemed relevant, it is our opinion that:

         1.       The Shares have been duly authorized.



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HEALTHSOUTH Corporation
December 17, 1996
Page 2




         2. Upon issuance, sale and delivery of the Shares as contemplated in the Registration Statement and the Plans, the Shares will be legally issued, fully paid and nonassessable.

         We do hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                            Very truly yours,

                                            HASKELL SLAUGHTER & YOUNG, L.L.C.


                                            By      /s/ MARK EZELL
                                                  ---------------------------
                                                      Mark Ezell